Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vision Marine Technologies Inc.

Montréal, Québec

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 24, 2020, relating to the financial statements of Vision Marine Technologies Inc. (formerly known as Riopel Marine Inc.), which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Canada s.r.l./S.E.N.C.R.L./LLP

BDO Canada LLP

Montreal, Quebec

June 1, 2020